Exhibit 99.1

Press Release	Source: Silver State Bancorp

SILVER STATE BANCORP HOLDS ANNUAL SHAREHOLDER MEETING;

Three Directors Re-elected and the Appointment of Independent Registered Public Accounting Firm Ratified

Henderson, NV—October 25, 2007 – Silver State Bancorp (NASDAQ: SSBX) today announced that at its annual meeting held on October 24, 2007 its shareholders voted overwhelmingly to re-elect directors Bryan S. Norby, Corey L. Johnson, and Thomas T. Nicholson each for a three year term. The Company further announced that its shareholders ratified the appointment of McGladrey & Pullen, LLP as its independent registered public accounting firm for the 2007 fiscal year.

About Silver State Bancorp

Silver State Bancorp, through its wholly-owned subsidiaries, Silver State Bank and Choice Bank, currently operates eleven full service branches in southern Nevada and two full service branches in the Phoenix/Scottsdale market area. Silver State Bank also operates loan production offices located in Nevada, California, Washington, Oregon, Utah, Colorado and Florida. Please visit www.silverstatebancorp.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate,” “seek,” and similar expressions are forward-looking in nature and reflect management’s view only as the date hereof. Actual results and events could differ materially from those expressed or anticipated and are subject to a number of risks and uncertainties including but not limited to fluctuations in interest rates, asset quality, government regulations, economic conditions and competition in the geographic and business areas in which Silver State Bancorp conducts its operations. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Stern And Company

Steven D. Stern, 702-240-9533

steve@sdsternpr.com

www.sdsternpr.com

or

Silver State Bancorp

Corey L. Johnson, 702-433-8300 (President & CEO)

Michael J. Threet, 702-433-8300 (EVP/COO & CFO)